                                                                     EXHIBIT 3.3

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                         MAGMA DESIGN AUTOMATION, INC.

     MAGMA DESIGN AUTOMATION, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on April 1, 1997 and was amended on May 13, 1997, on May 15, 1997, on April 28, 1998, on May 1, 1998, on May 26,
1998, on August 6, 1998, on February 22, 1999, on February 25, 1999, on April 27, 1999, on December 3, 1999, on February 24, 2000, on August 4, 2000, on August 14, 2000 and on July 26, 2001.

     SECOND: The Amended and Restated Certificate of Incorporation of the Corporation in the form attached hereto as Exhibit A has been duly adopted in
                                           ---------
accordance with the provisions of sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

     THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby
                              ---------
incorporated herein by this reference.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the President and the Secretary this 31st day of August, 2001.

                                       MAGMA DESIGN AUTOMATION, INC.



                                       By /s/ Roy Jewell
                                         ---------------------------------
                                                    Roy Jewell
                                                    President



                                       By /s/ Rajeev Madhavan
                                         ---------------------------------
                                                 Rajeev Madhavan
                                                    Secretary

                                   EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                         MAGMA DESIGN AUTOMATION, INC.

     FIRST: The name of the corporation (hereinafter called the "Corporation") is Magma Design Automation, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, 19808, County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:

     A. This Corporation is authorized to issue two classes of shares to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock this Corporation is authorized to issue is seventy million seven hundred fourteen thousand five hundred (70,714,500). The total number of shares of Preferred Stock this Corporation shall have authority to issue is seventeen million one hundred forty-three thousand (17,143,000). The total number of shares of Common Stock this Corporation shall have authority to issue is fifty-three million five hundred seventy-one thousand five hundred (53,571,500). The Preferred Stock shall have a par value of $0.0005 per share and the Common Stock shall have a par value of $0.0005 per share.

     B. The Preferred Stock shall be divided into series. The first series shall consist of one million three hundred eighty-two thousand five hundred (1,382,500) shares and is designated "Series B Preferred Stock." The second series shall consist of four million four hundred seventy thousand one hundred (4,470,100) shares and is designated "Series C Preferred Stock." The third series shall consist of four million two hundred fifty-six thousand nine hundred (4,256,900) shares and is designed "Series D Preferred Stock." The fourth series shall consist of thirteen thousand (13,000) shares and is designated "Series D-1 Preferred Stock." The fifth series shall consist of five hundred thirty-five thousand eight hundred (535,800) shares and is designated "Series E-1 Preferred Stock." The sixth series shall consist of three hundred ninety-one thousand four hundred fifty (391,450) shares and is designated "Series E-2 Preferred Stock." The seventh series shall consist of ninety-five thousand two hundred (95,200) shares and is designated "Series E-3 Preferred Stock." The eighth series shall consist of forty-two thousand nine hundred fifty (42,950) shares and is designated "Series E-4 Preferred Stock." The ninth series shall consist of one hundred ninety-nine thousand three hundred (199,300) shares and is designated "Series F-1 Preferred Stock." The tenth series shall consist of four hundred nine thousand three hundred (409,300) shares and is designated "Series F-2 Preferred Stock."

     At the time this Amended and Restated Certificate of Incorporation shall become effective, every seven (7) shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock issued and outstanding at such time shall be, and hereby are, changed and reclassified into three (3) fully paid and non-assessable shares of Common Stock , Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, as the case may be (the "Stock Split"). The relative powers, rights and restrictions of the Corporation's Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock have been adjusted to reflect the Stock Split described above and, except as provided herein, no further adjustments shall be made to the Conversion Prices, dividends or liquidation amounts of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock. Each outstanding stock certificate of the Corporation which, immediately prior to the time this Amended and Restated Certificate of Incorporation shall become effective, representing one or more shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, as the case may be, shall thereafter be deemed to represent the appropriate number of shares of Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, as the case may be, taking into account the Stock Split until such old stock certificate is exchanged for a new stock certificate reflecting the appropriate number of shares resulting from the Stock Split. Any fractional shares resulting from the Stock Split shall be eliminated by paying cash in lieu of issuing fractional shares.

     The remaining shares of Preferred Stock may be issued from time to time in one or more series. Subject to the provisions of this certificate of incorporation and Section 3.8(f) of the convertible promissory notes issued in connection with the Note Purchase Agreement (as defined below), the Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. Subject to the provisions of this certificate of incorporation and Section 3.8(f) of the convertible promissory notes issued in connection with the Note Purchase Agreement (as defined below), the Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series other than the Series B Preferred Stock, the

Series C Preferred Stock, the Series D Preferred Stock, Series D-1 Preferred Stock or the Series F-1 Preferred Stock or the Series F-2 Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     C. The powers, preferences, rights, restrictions, and other matters relating to the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock (collectively, the "Series Preferred Stock") are as follows:

     1.   Dividends.
          ---------

          (a) The holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, in preference to holders of Junior Stock, shall each be entitled to receive dividends at the rate of $0.233 per share, $0.595 per share, $1.213 per share, $0.047 per share, $0.233 per share, $0.616 per share, $1.213 per share, $0.651 per share and $0.847 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, respectively, payable out of funds legally available therefor. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be noncumulative. As used in this paragraph with respect to the Series Preferred Stock, the term "Junior Stock" shall mean the Common Stock and any other class or series of stock of the Corporation hereafter authorized, designated or determined excepting any class or series of stock which by its terms is on a parity with or has a preference or priority over the Series Preferred Stock in the payment of dividends.

          (b) No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total amount of $0.047 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series E-1 Preferred Stock, $0.233 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series B Preferred Stock and Series E-2 Preferred Stock, $0.595 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series C Preferred Stock, $0.616 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series E-3 Preferred Stock, $1.213 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series D Preferred Stock and Series E-4 Preferred Stock, $0.651 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series F-1 Preferred Stock and $0.847 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series F-2 Preferred Stock shall have been paid or declared and set apart during that fiscal year.

          (c) In the event of a conversion of the Series Preferred Stock pursuant to Section 3 hereof, any declared and unpaid dividends shall be paid at the election of the holder in cash or Common Stock at its then fair market value, as determined by the Board of Directors.

     2.   Liquidation Preference.
          ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series D-1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets or surplus funds of the Corporation to the holders of the Common Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock by reason of their ownership thereof, an aggregate amount per share of Series D-1 Preferred Stock equal to (A) (i) one and one-half (1.5) times two thousand three hundred thirty-three dollars and thirty-three cents ($2,333.33) for each outstanding share of Series D-1 Preferred Stock (the "Original Series D-1 Issue Price") (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and (ii) all declared but unpaid dividends on such shares of Series D-1 Preferred Stock held by them, if the Corporation completes a Change of Control Transaction (as defined below) on or prior to January 31, 2002; or (B) (i) two
(2) times the Original Series D-1 Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) and (ii) all declared but unpaid dividends on such shares of Series D-1 Preferred Stock held by them, if the Corporation completes a Change of Control Transaction on or after February 1, 2002. For purposes of Section 2 and 5 only, a "Change of Control Transaction" shall mean (w) the consummation of the acquisition of greater than fifty percent (50%) of the outstanding stock of the Corporation (x) the consummation of a merger, consolidation or other reorganization of the Corporation (other than a reincorporation of the Corporation), if after giving effect to such merger, consolidation or other reorganization of the Corporation, the stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization do not represent a majority in interest of the holders of voting securities (on a fully diluted basis) with the ordinary voting power to elect directors of the surviving or resulting entity after such merger, consolidation or other reorganization (y) the sale of all or substantially all of the assets of the Corporation to a third party or (z) the dissolution of the Corporation pursuant to action validly taken by the stockholders of the Corporation in accordance with applicable state law. If upon the occurrence of any liquidation, dissolution or winding up of the Corporation, the assets and funds thus distributed among the holders of the Series D-1 Preferred Stock shall be insufficient to permit the payment of such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series D-1 Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

     (b) After the payment of the liquidation preference of the Series D-1 Preferred Stock as set forth in Section 2(a) above, the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock and the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-4 Preferred Stock by reason of their ownership thereof, the amount of
(i) $2.893 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), $7.441 for each outstanding share of Series C Preferred Stock (the "Original Series C Issue Price"), $15.302 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price"), $8.148 for each outstanding share of Series F-1 Preferred Stock (the "Original Series F-1 Issue Price") and $10.596 for each outstanding share of Series F-2 Preferred Stock (the "Original Series F-2 Issue Price"), in each case as adjusted for any stock dividends, combinations or splits with respect to such shares, plus (ii) all declared but unpaid dividends on such share for each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock then held by them. The Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock liquidation preferences shall rank on a parity as to the receipt of the respective preferential amounts for each such series upon the occurrence of such event. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution under this Section 2(b) shall be distributed ratably among the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

     (c) After the payment of the liquidation preference of the Series D-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock as set forth in Sections 2(a) and 2(b) above, the holders of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-4 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or other junior equity security by reason of their ownership thereof, the amount of (i) $0.583 for each outstanding share of Series E-1 Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Original Series E-1 Issue Price"), $2.893 for each outstanding share of Series E-2 Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Original Series E-2 Issue Price"), $7.688 for each outstanding share of Series E-3 Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Original Series E-3 Issue Price") and $15.302 for each outstanding share of Series E-4 Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Original Series E-4 Issue Price"), and (ii) all declared but unpaid dividends on such share for each share of Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-4 Preferred Stock then held by them. The Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-4 Preferred Stock liquidation preferences shall rank on a parity as to the receipt of the respective preferential amounts for each such series upon the occurrence of such event. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-4 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution under this Section 2(c) shall be distributed ratably among the holders of the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock and Series E-4 Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

     (d) After the payment of the full liquidation preference of the Series Preferred Stock as set forth in Sections 2(a), 2(b) and 2(c) above, the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock on an as-if-converted to Common Stock basis until such time as the holders of Series C Preferred Stock, Series D Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock have received pursuant to this Section 2(d) and Sections 2(b) and 2(c), as the case may be, an aggregate amount per share of Series C Preferred Stock and Series E-3 Preferred Stock equal to two and one-half (2-1/2) times the Original Series C Issue Price and the Original Series E-3 Issue Price, respectively (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), an aggregate amount per share of Series D Preferred Stock and Series E-4 Preferred Stock equal to two (2) times the Original Series D Issue Price and the Original Series E-4 Issue Price and the holders of Series F-1 Preferred Stock and Series F-2 Preferred Stock have received their "Required Investment Return." "Required Investment Return" shall mean an amount equal to the Original Series F-1 Preferred Stock Issue Price in the case of Series F-1 Preferred Stock and the Original Series F-2 Preferred Issue Price in the case of Series F-2 Preferred Stock, in each case compounded at an annualized rate of forty percent (40%) and computed on a 365/366 day year and actual days elapsed method for periods of less than a year, for the period of time from (i) November 23, 1998 to the date of liquidation in the case of the Series F-1 Preferred Stock and (ii) August 27, 1999 to the date of liquidation for the Series F-2 Preferred Stock. Thereafter, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock.

     (e) For purposes of this Section 2, any Change of Control Transaction shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series Preferred Stock and Common Stock to receive at the closing cash, securities or other property as specified in Sections 2(a), 2(b), 2(c) and 2(d) hereof.

     (f) In any of such events, if the consideration received by this corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities to be delivered to the holders of Series Preferred Stock and Common Stock pursuant to
Section 2 hereof shall be valued as follows:

           (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                 (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

                 (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid and asked prices over the thirty (30) day period ending three (3) days prior to the closing; and

                 (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                 (D) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined in Sections 2(e)(i)(A), (B) or (C) hereof to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

     (g) The provisions of this Section 2 are in addition to the protective provisions of Section 5 hereof.

     3. Conversion.  Except for the Series D-1 Preferred Stock which is not
        ----------
convertible into shares of Common Stock, the holders of Series Preferred Stock shall have automatic conversion rights as follows (the "Conversion Rights"):

     (a) Conversion Price.
         ----------------

           (i) Solely in accordance with Section 3(b)(i) or 3(b)(x) and subject to Section 3(d) hereof, each share of Series B Preferred Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the conversion price for the Series B Preferred Stock in effect at the time of the event causing such conversion (the "Series B Conversion Price"). The initial Series B Conversion Price shall be the Original Series B Issue Price, subject to adjustment as set forth in
     Section 3(d) hereof.

           (ii) Solely in accordance with Section 3(b)(ii) or 3(b)(x) and subject to Section 3(d) hereof, each share of Series C Preferred Stock shall be automatically converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Original Series C Issue Price by the conversion price for the Series C Preferred Stock in effect at the time of the event causing such conversion (the "Series C Conversion Price"). The initial Series C Conversion Price shall be the Original Series C Issue Price, subject to adjustment as set forth in
     Section 3(d) hereof.

           (iii) Solely in accordance with Section 3(b)(iii) or 3(b)(x) and subject to Section 3(d) hereof, each share of Series D Preferred Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series D Issue Price by the conversion price for the Series D Preferred Stock in effect at the time of the event causing such conversion (the "Series D Conversion Price"). Upon filing of the Amended and Restated Certificate of Incorporation the Series D Conversion Price shall be $13.306 (the "Current Series D Conversion Price"). The Initial Series D Conversion Price shall be the Current Series D Conversion Price, subject to adjustment as set forth in Section 3(d) hereof.

           (iv) Solely in accordance with Section 3(b)(iv) or 3(b)(x) and subject to Section 3(d) hereof, each share of Series E-1 Preferred Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series E-1 Issue Price by the conversion price for the Series E-1 Preferred Stock in effect at the time of the event causing such conversion (the "Series E-1 Conversion Price"). The initial Series E-1 Conversion Price shall be the Original Series E-1 Issue Price, subject to adjustment as set forth in Section 3(d) hereof.

           (v) Solely in accordance with Section 3(b)(v) or 3(b)(x) and subject to Section 3(d) hereof, each share of Series E-2 Preferred Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series E-2 Issue Price by the conversion price for the Series E-2 Preferred Stock in effect at the time of the event causing such conversion (the "Series E-2 Conversion Price"). The initial Series E-2 Conversion Price shall be the Original Series E-2 Issue Price, subject to adjustment as set forth in
     Section 3(d) hereof.

           (vi) Solely in accordance with Section 3(b)(vi) or 3(b)(x) and subject to Section 3(d) hereof, each share of Series E-3 Preferred Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series E-3 Issue Price by the conversion price for the Series E-3 Preferred Stock in effect at the time of the event causing such conversion (the "Series E-3 Conversion Price"). The initial Series E-3 Conversion Price shall be the Original Series E-3 Issue Price, subject to adjustment as set forth in Section 3(d) hereof.

           (vii) Solely in accordance with Section 3(b)(vii) or 3(b)(x) and subject to Section 3(d) hereof, each share of Series E-4 Preferred Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series E-4 Issue Price by the conversion price for the Series E-4 Preferred Stock in effect at the time of the event causing such conversion (the "Series E-4 Conversion Price"). Upon filing of the Amended and Restated Certificate of Incorporation the Series E-4 Conversion Price shall be $13.306 (the "Current Series E-4 Conversion Price"). The Initial Series E-4 Conversion Price shall be the Current Series E-4 Conversion Price, subject to adjustment as set forth in Section 3(d) hereof.

           (viii) Solely in accordance with Section 3(b)(viii) or 3(b)(x) and subject to Section 3(d) hereof, each share of Series F-1 Preferred Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series F-1 Issue Price by the conversion price for the Series F-1 Preferred Stock in effect at the time of the event causing such conversion (the "Series F-1 Conversion Price"). The initial Series F-1 Conversion Price shall be the Original Series F-1 Issue Price, subject to adjustment as set forth in Section 3(d) hereof.

           (ix) Solely in accordance with Section 3(b)(ix) or 3(b)(x) and subject to Section 3(d) hereof, each share of Series F-2 Preferred Stock shall be automatically converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series F-2 Issue Price by the conversion price for the Series F-2 Preferred Stock in effect at the time of the event causing such conversion (the "Series F-2 Conversion Price"). The initial Series F-2 Conversion Price shall be the Original Series F-2 Issue Price, subject to adjustment as set forth in Section 3(d) hereof.

     (b) Automatic Conversion.
         --------------------

           (i) Each share of Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Series B Conversion Price then in effect, upon the date specified by vote or written consent or agreement of holders of a majority of the outstanding shares of Series B Preferred Stock.

           (ii) Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Series C Conversion Price then in effect, upon the date specified by vote or written consent or agreement of holders of at least two-thirds of the outstanding shares of Series C Preferred Stock.

           (iii) Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Series D Conversion Price then in effect, upon the date specified by vote or written consent or agreement of holders of a majority of the outstanding shares of Series D Preferred Stock.

           (iv) Each share of Series E-1 Preferred Stock shall automatically be converted into shares of Common Stock at the Series E-1 Conversion Price then in effect, upon the date specified by vote or written consent or agreement of holders of a majority of the outstanding shares of Series E-1 Preferred Stock.

           (v) Each share of Series E-2 Preferred Stock shall automatically be converted into shares of Common Stock at the Series E-2 Conversion Price then in effect, upon the date specified by vote or written consent or agreement of holders of a majority of the outstanding shares of Series E-2 Preferred Stock.

           (vi) Each share of Series E-3 Preferred Stock shall automatically be converted into shares of Common Stock at the Series E-3 Conversion Price then in effect, upon the date specified by vote or written consent or agreement of holders of a majority of the outstanding shares of Series E-3 Preferred Stock.

           (vii) Each share of Series E-4 Preferred Stock shall automatically be converted into shares of Common Stock at the Series E-4 Conversion Price then in effect, upon the date specified by vote or written consent or agreement of holders of a majority of the outstanding shares of Series E-4 Preferred Stock; provided that such conversion is unanimously approved by the Board of Directors.

           (viii) Each share of Series F-1 Preferred Stock shall automatically be converted into shares of Common Stock at the Series F-1 Conversion Price then in effect, upon the date specified by vote or written consent or agreement of holders of a majority of the outstanding shares of Series F-1 Preferred Stock.

           (ix) Each share of Series F-2 Preferred Stock shall automatically be converted into shares of Common Stock at the Series F-2 Conversion Price then in effect, upon the date specified by vote or written consent or agreement of holders of a majority of the outstanding shares of Series F-2 Preferred Stock.

           (x) Each share of Series Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price then in effect immediately upon the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act") with aggregate proceeds to the Corporation and/or any selling stockholders (before deduction for underwriters' discounts and expenses) of at least twenty million dollars ($20,000,000), other than a registration relating solely to a transaction under Rule 145 under the Securities Act or to an employee benefit plan of the Corporation (a "Qualifying Public Offering").

           (xi) The Series Preferred Stock shall not be convertible into Common Stock except pursuant to the automatic conversion events set forth in this
     Section 3(b).

     (c) Mechanics of Conversion.
         -----------------------

           (i) Before any holder of Series Preferred Stock shall be entitled to receive a certificate or certificates evidencing the Common Stock into which the Series Preferred Stock was converted, he shall surrender the certificate or certificates evidencing such Series Preferred Stock, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office stating the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the event giving rise to the automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

           (ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of the holders of a majority of the outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock,

     Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock, as the case may be, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Series Preferred Stock shall not be deemed to have converted such Series Preferred Stock until immediately prior to the closing of such sale of securities.

     (d) Adjustments to Conversion Price.
         -------------------------------

           (i) Special Definitions. For purposes of this Section 3(d), the
               -------------------
     following definitions apply:

                 (A) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

                 (B) "Original Issue Date" shall mean the date on which the first share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock was issued, with respect to the conversion calculation for the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock, respectively.

                 (C) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                 (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 3(d)(iii) hereof, deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

                 (1) Upon conversion of shares of Series Preferred Stock;

                 (2) To employees, directors, consultants or service providers under stock option, stock bonus or stock purchase plans or agreements or similar plans or agreements approved by the Board of Directors or an authorized committee thereof;

                  (3) To strategic partners for non-cash consideration or to lenders or lessors in connection with loans or leases approved by the Board of Directors;

                 (4) Upon conversion of the convertible notes and exercise of warrants (including Preferred Stock or Common Stock issuable thereunder) issued in connection with that certain Note and Warrant Purchase Agreement to be entered into between the Company and certain qualified institutional buyers on or before July 31, 2001 (the "Note Purchase Agreement");

                 (5) In connection with the adjustment of the Series D Preferred Stock and Series E-4 Preferred Stock conversion ratios as set forth in Sections 3(a)(iv) and 3(a)(viii) above;

                 (6) As a dividend or distribution on Series Preferred Stock;

                 (7) For which adjustment of the Series Conversion Price is made pursuant to Section 3(e) hereof; or

                 (8) Which are approved (i) by more than fifty percent (50%) of the outstanding shares of the Series B Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, and at least two-thirds of the Series C Preferred Stock, each Series voting as a separate class, or (ii) unanimously by the Board of Directors or an authorized committee thereof.

           (ii) No Adjustment of Conversion Price. Any provision herein to the
                ---------------------------------
     contrary notwithstanding, no adjustment in the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E-1 Conversion Price, the Series E-2 Conversion Price, the Series E-3 Conversion Price, the Series E-4 Conversion Price, the Series F-1 Conversion Price or the Series F-2 Conversion Price (collectively, the "Conversion Price") shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 3(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

           (iii) Deemed Issue of Additional Shares of Common Stock. In the event
                 -------------------------------------------------
     the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                 (A) No further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                 (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series Preferred Stock);

                 (C) Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exerci sed, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                 (1) In the case of Convertible Securities or Options for Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange and

                 (2) In the case of Options for Convertible Securities only the Additional Shares of Common Stock, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the

           Corporation (determined pursuant to Section 3(d) hereof) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                 (D) No readjustment pursuant to clause (1) or (2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date, or (2) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                 (E) In the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (2) above.

                 (F) If any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

           (iv) Adjustment of Conversion Price Upon Issuance of Additional
                ----------------------------------------------------------
     Shares of Common Stock.
     ----------------------

                 (A) In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii) hereof) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

                 (B) In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including

           Additional Shares of Common Stock deemed to be issued pursuant to
           Section 3(d)(iii) hereof) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then the Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

                 (C) In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii) hereof) without consideration or for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issue, then the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series D Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

                 (D) In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii) hereof) without consideration or for a consideration per share less than the Series E-1 Conversion Price in effect on the date of and immediately prior to such issue, then the Series E-1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series E-1 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series E-1 Conversion

         Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

              (E) In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to
         Section 3(d)(iii) hereof) without consideration or for a consideration per share less than the Series E-2 Conversion Price in effect on the date of and immediately prior to such issue, then the Series E-2 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series E-2 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series E-2 Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

              (F) In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to
         Section 3(d)(iii) hereof) without consideration or for a consideration per share less than the Series E-3 Conversion Price in effect on the date of and immediately prior to such issue, then the Series E-3 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series E-3 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series E-3 Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

              (G) In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to
         Section 3(d)(iii) hereof) without consideration or for a consideration per share less than the Series E-4 Conversion Price in effect on the date of and immediately prior to such issue, then the Series E-4 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series E-4 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series E-4 Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

                 (H) In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii) hereof) without consideration or for a consideration per share less than the Series F-1 Conversion Price in effect on the date of and immediately prior to such issue, then the Series F-1 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series F-1 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series F-1 Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

                 (I) In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(iii) hereof) without consideration or for a consideration per share less than the Series F-2 Conversion Price in effect on the date of and immediately prior to such issue, then the Series F-2 Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series F-2 Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series F-2 Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

               For the purpose of each of the above calculations under clauses
          (A), (B), (C), (D), (E), (F), (G), (H), and (I) above, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated as if all shares of Series Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.

          (v)  Determination of Consideration.  For purposes of this
               ------------------------------
Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (A)  Cash and Property.  Such consideration shall:
                    -----------------

               (1) Insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

               (2) Insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

               (3) In the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

               (B)  Options and Convertible Securities.  The consideration per
                    ----------------------------------
          share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(iii) hereof, relating to Options and Convertible Securities shall be determined by dividing:

               (1) The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

               (2) The maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

               (e)  Adjustments to Conversion Prices for Stock Dividends and
                    --------------------------------------------------------
          for Combinations or Subdivisions of Common Stock.  In the event that
          ------------------------------------------------
          the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate; provided, however, that no further adjustment shall be made with respect to any Conversion Price in effect for a series of Preferred Stock on account of the stock splits contemplated by this Amended and Restated Certificate of Incorporation. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

               (f)  Adjustments for Reclassification and Reorganization.  If
                    ---------------------------------------------------
          the Common Stock issuable upon conversion of the Series Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 3(e) hereof or a merger or other reorganization referred to in Section 2(d) hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series Preferred Stock immediately before that change.

               (g)  No Impairment.  The Corporation will not, by amendment of
                    -------------
          its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series Preferred Stock against impairment.

               (h)  Certificates as to Adjustments.  Upon the occurrence of each
                    ------------------------------
          adjustment or readjustment of any Conversion Price pursuant to this
          Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3

          Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and
          (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock.

               (i)  Notices of Record Date.  In the event that the Corporation
                    ----------------------
          shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock:

                         (A) At least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

                         (B) In the case of the matters referred to in (iii) and
                    (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

               (j)  Issue Taxes. The Corporation  shall pay any and all issue
                    -----------
          and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock, pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

               (k)  Reservation of Stock Issuable Upon Conversion. The
                    ---------------------------------------------
          Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then- outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation.

               (l) Fractional Shares. No fractional share shall be issued upon
                   -----------------
          the conversion of any share or shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

               (m) Notices. Any notice required by this Section 3 to be given to
                   -------
          the holders of shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock, shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address on the books of the Corporation.

               4.  Voting Rights.
                   -------------

               (a) Subject to the provisions of Section 4(b) hereof, the holder of each share of Series B Preferred Stock, the holder of each share of Series C Preferred Stock, the holder of each share of Series D Preferred Stock, the holder of each share of Series F-1 Preferred Stock and the holder of each share of Series F-2 Preferred Stock shall have the right to one (1) vote for each share of Common Stock into which such share of Series Preferred Stock could be converted on the record date for the vote or written consent of stockholders. In all cases any fractional share, determined on an aggregate conversion basis, shall be rounded to the nearest whole share. With respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock (except as otherwise provided herein or as required by law, voting together with the Common Stock as a single class), and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held. The holders of Series D-1 Preferred Stock, the holders of Series E-1 Preferred Stock, the holders of Series E-2 Preferred Stock, the holders of Series E-3 Preferred Stock and the holders of Series E-4 Preferred Stock shall have no voting rights by reason of their ownership thereof.

               (b) With respect to the election of Directors, (i) the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock shall be entitled, voting together as a separate class, to elect three (3) directors, and (ii) the holders of the Common Stock shall be entitled, voting as a separate class, to elect the remaining directors.

               (c) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, voting together as a class, or Common Stock pursuant to Section 4(b) hereof, the remaining director or directors so elected by the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, voting together as a class, or Common Stock may, by affirmative vote of a majority thereof (or the remaining director so elected if there is but one, or if there is no such director remaining, by the affirmative vote of the holders of a majority of the shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, voting together as a class, or Common Stock, as the case may be) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, voting together as a class, or Common Stock, or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, voting together as a class, or Common Stock, as the case may be.

               5.  Restrictions and Limitations.
                   ----------------------------

               (a) So long as any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of two-thirds of the then- outstanding shares of the Series B Preferred Stock, Series C Preferred Stock,

          Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, voting together as a single class:

                    (i) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Series Preferred Stock otherwise than by conversion in accordance with Section 3 hereof;

                    (ii) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at cost or at cost plus interest upon the occurrence of certain events, such as the termination of employment;

                    (iii) Declare, pay or set aside a dividend on any class of capital stock of the Corporation;

                    (iv) Effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Corporation, or any consolidation or merger involving the Corporation, or any reclassification or other change of any stock, or any recapitalization of the Corporation, in which the stockholders of the Corporation own less than fifty-one percent (51%) of the outstanding shares of the surviving entity;

                    (v) Amend the bylaws of the Corporation or take any other action to increase the number of directors of the Corporation above seven (7); or

                    (vi) create or authorize any other equity security (including any security convertible into or exercisable for any equity security) senior to the Series Preferred Stock as to dividend rights, redemption rights or liquidation preferences.

               (b) The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of a majority of the Series B Preferred Stock if such amendment would:

                    (i) increase or decrease the aggregate number of authorized shares of such series;

                    (ii) increase or decrease the par value of the shares of such series; or

                    (iii) alter or change the powers, preferences or special
               rights of the shares of such series so as to affect them adversely and in a manner which does not so affect the entire class of Preferred Stock.

          (c) The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least two- thirds of the Series C Preferred Stock if such amendment would:

                    (i) increase or decrease the aggregate number of authorized shares of such series;

                    (ii) increase or decrease the par value of the shares of such class;

                    (iii) alter or change the powers, preferences or special
               rights of the shares of such series so as to affect them adversely and in a manner which does not so affect the entire class of Preferred Stock; or

                    (iv) redeem, purchase or otherwise acquire or set aside a sinking fund to acquire the Series C Preferred Stock.

          (d) The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of a majority of the Series D Preferred Stock if such amendment would:

                    (i) increase or decrease the aggregate number of authorized shares of such series;

                    (ii) increase or decrease the par value of the shares of such series; or

                    (iii) alter or change the powers, preferences or special
               rights of the shares of such series so as to affect them adversely and in a manner which does not so affect the entire class of Preferred Stock.

          (e) The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of a majority of the aggregate principal amount of the then outstanding notes issued pursuant to the Note Purchase Agreement if such amendment would:

                    (i) increase or decrease the aggregate number of authorized shares of Series D-1 Preferred Stock;

                    (ii) increase or decrease the par value of the Series D-1 Preferred Stock;

                    (iii) alter or change the powers, preferences or special
               rights of the Series D-1 Preferred Stock;

                    (iv) create or authorize any other equity security
               (including any security convertible into or exercisable for any equity security) senior to or on parity with the Series D-1 Preferred Stock as to liquidation preference; or

               (v) effect a Change of Control Transaction; provided, however, such consent will not be needed on a Change of Control Transaction if the holders of two-thirds of the then-outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series F-1 Preferred Stock and Series F-2 Preferred Stock, voting together as a single class, approve such the Change of Control Transaction.

     (f) The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of a majority of the Series F-1 Preferred Stock if such amendment would:

               (i) increase or decrease the aggregate number of authorized shares of such series;

               (ii) increase or decrease the par value of the shares of such series; or

               (iii) alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely and in a manner which does not so affect the entire class of Preferred Stock.

     (g) The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of a majority of the Series F-2 Preferred Stock if such amendment would:

               (i) increase or decrease the aggregate number of authorized shares of such series;

               (ii) increase or decrease the par value of the shares of such series; or

               (iii) alter or change the powers, preferences or special rights of the shares of such series so as to affect them adversely and in a manner which does not so affect the entire class of Preferred Stock.

     (h) The Corporation shall not, without approval by its Board of Directors, lend amounts greater than twenty thousand dollars ($20,000) to any employee or director of the Corporation or enter into contracts in excess of one hundred and eighty thousand dollars ($180,000).

     6.   Status of Converted Stock.  In the event any shares of Series B
          -------------------------
Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E-1 Preferred Stock, Series E-2 Preferred Stock, Series E-3 Preferred Stock, Series E-4 Preferred Stock, Series F-1 Preferred Stock or Series F-2 Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the Corporation, and the Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

     FIFTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

     SIXTH: The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

     SEVENTH: To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages of breach of fiduciary duty as director.

     A.  Right to Indemnification.  Each person who was or is made a party or is
         ------------------------
threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (C) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

     B.  Right to Advancement of Expenses.  The right to indemnification
         --------------------------------
conferred in paragraph (A) of this Section shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the
                                            --------  -------
Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

     C.  Right of Indemnitee to Bring Suit.  The rights to indemnification and
         ---------------------------------
to the advancement of expenses conferred in paragraphs (A) and (B) of this Section shall be contract rights. If a claim under paragraph (A) or (B) of this Section is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses), it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

     D.  Non-Exclusivity of Rights.  The rights to indemnification and to the
         -------------------------
advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     E.  Insurance.  The Corporation may maintain insurance, at its expense, to
         ---------
protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     F.  Indemnification of Employees and Agents of the Corporation.  The
         ----------------------------------------------------------
Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     G.  Amendment.  Neither any amendment nor repeal of this Article SEVENTH,
         ---------
nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     If the Delaware Corporation Law hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.